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                                                                     Exhibit 5.1

                  [Letterhead of AZB & Partners Mumbai office]






HDFC Bank Limited
HDFC Bank House
Senapati Bapat Marg
Lower Parel, Mumbai 400 013

                                                                December 1, 2004


Ladies and Gentlemen:


     We have acted as counsel for HDFC Bank Limited, a public limited company incorporated under the laws of India (the "Company"), in connection with the registration statement on Form F-3, (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of equity shares, par value Rs. 10 per share (the "Equity Shares"), of the Company, to be represented by American depositary shares ("ADSs"), each ADS representing the right to received three Equity Shares in connection with the offering and sale by the Company of ADSs at a proposed maximum offering price of $300,000,000 pursuant to the terms of the underwriting agreement (the "Underwriting Agreement") to be executed by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. International Limited, as representatives (the "Representatives") of the Underwriters named therein.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, resolutions adopted by the board of directors of the Company on October 21, 2004 and shareholders of the Company on November 30, 2004.

     Based on the foregoing, we are of opinion that the Equity Shares have been duly and validly authorized and, when issued and delivered by the Company, and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We are admitted to practice in India, and we express no opinion as to any matters governed by any laws other than the laws of India.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the captions "Enforcement of Civil Liabilities" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                           Very truly yours,

                           /s/ Bahram N. Vakil

                           AZB & Partners